Exhibit 4.1

Number

AYR

SHARES

AIRCASTLE CUSIP G0129K 10 4

SEE REVERSE FOR CERTAIN DEFINITIONS

THE SHARES REPRESENTED BY THIS AIRCASTLE LIMITED

CERTIFICATE ARE TRANSFERABLE IN

HAMILTON, BERMUDA AND INCORPORATED UNDER THE LAWS OF BERMUDA

NEW YORK, NEW YORK

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF THE PAR VALUE OF $0.01 EACH OF THE SHARE CAPITAL OF AIRCASTLE LIMITED

COMMON SHARES

(hereinafter called the “Company”), subject to the memorandum of association and the bye-laws of the Company and transferable in accordance therewith. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar, Witness, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated

COUNTERSIGNED AND REGISTERED: AIRCASTLE LIMITED

AMERICAN STOCK TRANSFER & TRUST COMPANY BERMUDA 2004

(New York, NY)

CHIEF EXECUTIVE OFFICER

TRANSFER AGENT<br/> AND REGISTRAR

BY:

AIRCASTLE LIMITED

AIRCASTLE LIMITED

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND, WITH RESPECT TO THE CLASSES OF SHARES WHICH MAY BE ISSUED IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES, TO THE EXTENT THEY HAVE BEEN SET. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY AT ITS REGISTERED OFFICE OR TO THE TRANSFER AGENT.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common UNIF GIFT MIN ACT ? Custodian

TEN ENT – as tenants by the entireties (Cust) (Minor)

JT TEN – as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act

in common (State)

Additional abbreviations may also be used though not in the above list.

For value received, ________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________ shares<br/> represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________Attorney<br/> to transfer the said shares on the books of the within named Company<br/> with full power of substitution in the premises.

Dated

NOTICE: NOTICE:THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF<br/> THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,

STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN